                                                                   Exhibit 10.30



                             STOCKHOLDER AGREEMENT


     This STOCKHOLDER AGREEMENT, dated as of August 27, 1998 (this "Agreement"), is made and entered into among Sterling Software, Inc., a Delaware corporation ("Parent"), Integral Capital Partners III, L.P., Integral Capital Partners International III, L.P., Winston Partners L.P., Winston Partners II LLC and Winston Partners II LDC (each, a "Stockholder" and, collectively, the "Stockholders").

                                   RECITALS:

     A. Parent, Sterling Software (Southern), Inc., a Georgia corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Cayenne Software, Inc., a Massachusetts corporation ("Company"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Company will merge with and into Merger Sub (the "Merger") on the terms and subject to the conditions set forth in the Merger Agreement. Except as otherwise defined herein, terms used herein with initial capital letters have the respective meanings ascribed thereto in the Merger Agreement.

     B. As of the date hereof, each Stockholder beneficially owns and is entitled to vote (or to direct the voting of) the number of Common Shares and Preferred Shares set forth opposite such Stockholder's name on Schedule A hereto (such Common Shares and Preferred Shares, together with any other shares of capital stock of Company the beneficial ownership of which is acquired by such Stockholder during the period from and including the date hereof through and including the earlier of (i) the Effective Time and (ii) the date that is one year after the date on which the Merger Agreement is terminated pursuant to
Section 8.1 thereof, are collectively referred to herein as such Stockholder's "Subject Shares").

     C. As a condition and inducement to Parent's willingness to enter into the Merger Agreement, Parent has requested that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement and the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                               VOTING AGREEMENT

     Section 1.1    Agreement to Vote Shares.  During the period (the
                    ------------------------
"Restricted Period") from and including the date hereof through and including the earlier of (a) the Effective Time and (b) the date on which the Merger Agreement is terminated pursuant to Section 8.1 thereof, at any meeting of the stockholders of Company called to consider and vote upon the approval of the Merger Agreement (and at any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of the approval of the Merger Agreement by written consent of stockholders of Company, each Stockholder shall vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Subject Shares in favor of the approval of the Merger Agreement, and in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon at any such meeting or made the subject of any such written consent, as applicable. During the Restricted Period, at any meeting of the stockholders of Company called to consider and vote upon any Adverse Proposal (as hereinafter defined) (and at any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of any Adverse Proposal by written consent of stockholders of Company, each Stockholder shall vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Subject Shares against such Adverse Proposal. For purposes of this Agreement, the term "Adverse Proposal" means any (x) Acquisition Proposal (as defined in the Merger Agreement) or (y) other action which is intended or could reasonably be expected to impede, interfere with, delay or materially and adversely affect the contemplated economic benefits to Parent of the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

     Section 1.2    Irrevocable Proxy.
                    -----------------

          (a) Grant of Proxy.  EACH STOCKHOLDER HEREBY APPOINTS PARENT AND ANY
              --------------
DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT PURSUANT TO THE PROVISIONS OF SECTION 41 OF THE MASSACHUSETTS BUSINESS CORPORATION LAW, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO SUCH STOCKHOLDER'S SUBJECT SHARES IN ACCORDANCE WITH SECTION 1.1 HEREOF. THIS PROXY IS GIVEN TO SECURE THE PERFORMANCE OF THE DUTIES OF SUCH STOCKHOLDER UNDER THIS AGREEMENT. EACH STOCKHOLDER AFFIRMS THAT THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. EACH STOCKHOLDER SHALL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY.

          (b)       Other Proxies Revoked. Each Stockholder represents that any
                    ---------------------
proxies heretofore given in respect of such Stockholder's Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

                                  ARTICLE II

                                    OPTION

     Section 2.1    Grant of Option.  Each Stockholder hereby grants to Parent
                    ---------------
an irrevocable option (each, an "Option" and, collectively, the "Options") to purchase such Stockholder's Subject Shares on the terms and subject to the conditions set forth herein, in exchange for a cash payment (the "Option Consideration") equal to the product of (a)(i)$0.375, in the case of Common Shares and (ii) $20.00, in the case of Preferred Shares and (b) the number of Common Shares or Preferred Shares, as applicable, to be purchased upon any particular exercise of such Option; provided, however, that in the event there shall be outstanding on the date of any Option Closing (as hereinafter defined) any Advances made to Company pursuant to Section 6.11 of the Merger Agreement, the Option Consideration shall be reduced, in the case of each Common Share, by an amount (rounded to the nearest one-tenth of a cent) equal to the quotient obtained by dividing (1) the aggregate amount of such outstanding Advances by
(2) 21,333,398. The type and number of shares, securities or other property subject to each of the Options, and the Option Consideration payable therefor, shall be subject to adjustment as provided in Section 2.4.

     Section 2.2    Exercise of Option.  (a) During the Restricted Period,
                    ------------------
Parent may exercise all or any of the Options, in whole or in part, at any time or from time to time. Notwithstanding anything in this Agreement to the contrary, Parent shall be entitled to purchase all Subject Shares in respect of which it shall have exercised an Option in accordance with the terms hereof prior to the expiration of the Restricted Period, and the expiration of the Restricted Period shall not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such expiration.

          (b) If Parent wishes to exercise an Option, it shall deliver to the applicable Stockholder (each a "Selling Stockholder") a written notice (an "Exercise Notice") to that effect which specifies (i) the number of Subject Shares to be purchased from such Selling Stockholder and (ii) a date (an "Option Closing Date") not earlier than three business days after the date such Exercise Notice is delivered for the consummation of the purchase and sale of such Subject Shares (an "Option Closing"). If the Option Closing cannot be effected on the Option Closing Date specified in the Exercise Notice by reason of any applicable judgment, decree, order, law or regulation, or because any applicable waiting period under the HSR Act shall not have expired or been terminated, (i) the Stockholders shall promptly take all such actions as may be requested by Parent, and shall otherwise fully cooperate with Parent, to cause the elimination of all such impediments to the Option Closing and (ii) the Option Closing Date specified in the Exercise Notice shall be extended to the third business day following the elimination of all such impediments. The place of the Option Closing shall be at the offices of Jones, Day, Reavis & Pogue, 2300 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas, and the time of the Option Closing shall be 10:00 a.m. (Central Time) on the Option Closing Date.

     Section 2.3    Payment and Delivery of Certificates.  At any Option
                    -------------------------------------
Closing, Parent shall deliver to each Selling Stockholder a cash payment representing the Option Consideration payable in respect of the Subject Shares to be purchased from such Selling Stockholder at the Option Closing, and each Selling Stockholder shall deliver to Parent such Subject Shares, free and clear of all Liens, with the certificate or certificates evidencing such Subject Shares being duly endorsed for transfer by such Selling Stockholder and accompanied by all powers of attorney and/or other instruments necessary to convey valid and unencumbered title thereto to Parent, and shall assign to Parent (pursuant to a written instrument in form and substance satisfactory to Parent) all rights that such Selling Stockholder may have to require Company to register such Subject Shares under the Securities Act of 1933, as amended (the "Securities Act"). Transfer taxes, if any, imposed as a result of the exercise of an Option shall be borne by the Selling Stockholder.

     Section 2.4    Adjustment upon Changes in Capitalization, Etc.  In the
                    -----------------------------------------------
event of any change in the capital stock of Company by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, extraordinary distribution or similar transaction, the type and number or amount of shares, securities or other property subject to each of the Options, and the Option Consideration payable therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Parent shall receive upon exercise of any Option the type and number or amount of shares, securities or property that Parent would have held and/or been entitled to receive in respect of the applicable Selling Stockholder's Subject Shares immediately after such event or the record date therefor, as applicable, if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. The provisions of this Section 2.4 shall apply in a like manner to successive stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or extraordinary distributions or similar transactions.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     Section 3.1    Certain Representations and Warranties of the Stockholders.
                    ----------------------------------------------------------
Each Stockholder, severally and not jointly, represents and warrants to Parent as follows:

          (a)       Ownership. Such Stockholder is the sole record and
                    ---------
beneficial owner of the number of Shares set forth opposite such Stockholder's name on Schedule A hereto and has full and unrestricted power to dispose of and to vote such Shares. Such Stockholder does not beneficially own any securities of Company on the date hereof other than the Shares and the options and warrants to purchase Common Shares set forth on Schedule A.

          (b)       Power and Authority; Execution and Delivery. Such
                    -------------------------------------------
Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. In the case of each Stockholder that is not a natural person, the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming that this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

          (c)       No Conflicts. The execution and delivery of this Agreement
                    ------------
do not, and, subject to compliance with the HSR Act, to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to a material obligation, a right of termination, cancellation, or acceleration of any obligation or a loss of a material benefit under, or require notice to or the consent of any person under any agreement, instrument, undertaking, law, rule, regulation, judgment, order, injunction, decree, determination or award binding on such Stockholder, other than any such conflicts, breaches, violations, defaults, obligations, rights or losses that individually or in the aggregate would not (i) impair the ability of such Stockholder to perform such Stockholder's obligations under this Agreement or (ii) prevent or delay the consummation of any of the transactions contemplated hereby.

     Section 3.2    Representations and Warranties of Parent.  Parent hereby
                    ----------------------------------------
represents and warrants to each Stockholder that:

          (a)       Power and Authority; Execution and Delivery.  Parent has all
                    -------------------------------------------
requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, assuming that this Agreement constitutes the valid and binding obligation of each Stockholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

          (b)       No Conflicts. The execution and delivery of this Agreement
                    ------------
do not, and, subject to compliance with the HSR Act, to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to a material obligation, right of termination, cancellation, or acceleration of any obligation or a loss of a material benefit under, or require notice to or the consent of any person under any agreement, instrument, undertaking, law, rule, regulation, judgment, order, injunction, decree, determination or award binding on Parent, other than any such conflicts, breaches, violations, defaults, obligations, rights or losses that individually or in the aggregate would not (i) impair the ability of Parent to perform its obligations under this Agreement or (ii) prevent or delay the consummation of any of the transactions contemplated hereby.

          (c)       Purchase for Own Account. The Options and the Subject Shares
                    ------------------------
to be acquired upon exercise of the Options are being and shall be acquired by Parent for its own account, and shall not be sold, transferred or otherwise disposed of by Parent except in a transaction registered or exempt from registration under the Securities Act and in compliance with applicable state securities laws.


                                  ARTICLE IV

                               CERTAIN COVENANTS

     Section 4.1    Certain Covenants of Stockholders.
                    ---------------------------------

          (a)       Restriction on Transfer of Subject Shares, Proxies and
                    ------------------------------------------------------
Noninterference. During the Restricted Period, no Stockholder shall directly or
---------------
indirectly: (i) except pursuant to the terms of this Agreement and for the conversion of Subject Shares at the Effective Time pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (including by conversion thereof into Common Shares), or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Subject Shares; (ii) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney, deposit any of such Stockholder's Subject Shares into a voting trust or enter into a voting agreement with respect to any of such Stockholder's Subject Shares; or (iii) take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of such Stockholder to perform such Stockholder's obligations under this Agreement or preventing or delaying the consummation of any of the transactions hereby.

          (b)       Cooperation. Each Stockholder shall cooperate fully with
                    -----------
Parent and Company in connection with their respective efforts to fulfill the conditions to the Merger set forth in Article VII of the Merger Agreement.

          (c)       Acknowledgments and Waivers.  Each Stockholder hereby (i)
                    ---------------------------
acknowledges that such Stockholder is familiar with (A) the provisions of the articles of organization of Company fixing the powers, preferences and rights appurtenant to such Stockholder's Subject Shares, (B) the provisions of the Convertible Stock Purchase Agreement, dated August 28, 1997 (the "Preferred Share Purchase Agreement"), among Company and the purchasers of Preferred Shares named therein, (C) the provisions of the Registration Rights Agreement, dated August 28, 1997 (the "Registration Rights Agreement"), among Company and the purchasers of Preferred Shares named therein and (D) the provisions of the Merger Agreement and this Agreement, (ii) consents to the provisions of the Merger Agreement and this Agreement, and (iii) agrees that if and to the extent that the provisions of the Merger Agreement or this Agreement conflict with or are inconsistent with any of the provisions of the instruments referred to in clauses (i)(A), (i)(B) or (i)(C) of this sentence, the provisions of the Merger Agreement and of this Agreement shall control and any and all such conflicts or inconsistencies (and any and all claims and causes of action that might otherwise exist with respect thereto) are hereby irrevocably waived. Without limiting the generality or effect of the foregoing, (i) each Stockholder hereby irrevocably waives any and all claims and causes of action that might otherwise exist with respect to the manner in which the aggregate consideration to holders of capital stock of Company provided for in the Merger Agreement has been allocated pursuant to the Merger Agreement between the holders of Common Shares and the holders of Preferred Shares, and (ii) each Stockholder hereby agrees that such Stockholder will not assert or seek to exercise, at any time prior to the termination of the Merger Agreement pursuant to Section 8.1 thereof, any rights that it might have under the Preferred Share Purchase Agreement, Section 5 of the Statement of Rights and Preferences of Series D Convertible Preferred Stock of Company or the Registration Rights Agreement.

          (d)       Releases. Each Stockholder hereby fully, unconditionally and
                    --------
irrevocably releases, effective as of the Effective Time, any and all claims and causes of action that such Stockholder has or may have against Company or any of its Subsidiaries or any present or former director, officer, employee or agent of Company or any of its Subsidiaries (collectively, the "Released Parties") arising or resulting from or relating to any act, omission, event or occurrence prior to the Effective Time.

     Section 4.2    Covenant of Parent.  Parent shall not, without the prior
                    ------------------
written consent of the Stockholders, enter into any amendment or modification of the Merger Agreement which would adversely affect the rights or interests of the Stockholders.

                                   ARTICLE V

                                 MISCELLANEOUS

     Section 5.1    Fees and Expenses.  Each party hereto shall pay its own
                    -----------------
expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

     Section 5.2    Termination; Amendment.  This Agreement, the proxies
                    ----------------------
granted pursuant to Section 1.2 and the option granted pursuant to Section 2.1 shall terminate immediately upon any termination of the Merger Agreement pursuant to Section 8.1 thereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 5.3    Extension; Waiver.  Any agreement on the part of a party to
                    -----------------
waive any provision of this Agreement, or to extend the time for any performance hereunder, shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     Section 5.4    Entire Agreement; No Third-Party Beneficiaries.  This
                    ----------------------------------------------
Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and is not intended to confer upon any person other than the parties any rights or remedies; provided, however, that the provisions of Sections 4.1(c) and 4.1(d) are intended to inure the benefit of, and to be enforceable by, the Released Parties.

     Section 5.5    Governing Law.  This Agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of The Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     Section 5.6    Notices.  All notices, requests, claims, demands and other
                    -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally, or sent by overnight courier (providing proof of delivery), in the case of the Stockholders, to the address set forth on Schedule A hereto or, in the case of Parent, to the address set forth below (or, in each case, at such other address as shall be specified by like notice).

                    Sterling Software, Inc.
                    300 Crescent Court
                    Suite 1200
                    Dallas, Texas 75201
                    Attention:  Don J. McDermett, Jr., Esq.
                    Telecopy:  (214) 981-1265
              with a copy (which shall not constitute notice) to:

                    Jones, Day, Reavis & Pogue
                    2300 Trammell Crow Center
                    2001 Ross Avenue
                    Dallas, Texas  75201
                    Attention:  Mark E. Betzen, Esq.
                    Telecopy:  (214) 969-5100

     Section 5.7    Assignment.  Neither this Agreement nor any of the rights,
                    ----------
interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Stockholder without the prior written consent of Parent, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests, or obligations of Parent hereunder, may be assigned or delegated, in whole or in part, by Parent without the consent of or any action by any Stockholder upon notice by Parent to each Stockholder affected thereby as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 5.8    Further Assurances.  Each Stockholder and Parent shall
                    ------------------
execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for herein.

     Section 5.9    Enforcement.  Irreparable damage would occur in the event
                    -----------
that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any appropriate state court in The Commonwealth of Massachusetts or federal court in Suffolk County in The Commonwealth of Massachusetts, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) shall submit itself to the personal jurisdiction of any appropriate state court in The Commonwealth of Massachusetts or federal court in Suffolk County in The Commonwealth of Massachusetts in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than any appropriate state court in The Commonwealth of Massachusetts or federal court in Suffolk County in The Commonwealth of Massachusetts.

     Section 5.10   Severability.  Whenever possible, each provision or portion
                    ------------
of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     Section 5.11   Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

                            [signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first written above.

                                   STERLING SOFTWARE, INC.


                                   By: /s/ Don J. McDermett, Jr.
                                      --------------------------------------
                                       Don J. McDermett, Jr.
                                       Senior Vice President and General Counsel


                                   STOCKHOLDERS:


                                   INTEGRAL CAPITAL PARTNERS III, L.P.
                                   By: Integral Capital Management III, L.P.,
                                       Its General Partner


                                   By: /s/ Pamela Hagenah
                                      ----------------------------------
                                   Name: Pamela Hagenah
                                      ----------------------------------
                                   Its: General Partner
                                      ----------------------------------


                                   INTEGRAL CAPITAL PARTNERS
                                   INTERNATIONAL III, L.P.
                                   By: Integral Capital Management III, L.P.,
                                       Its Investment General Partner


                                   By: /s/ Pamela Hagenah
                                      ----------------------------------
                                   Name: Pamela Hagenah
                                      ----------------------------------
                                   Its: General Partner
                                      ----------------------------------


                                   WINSTON PARTNERS L.P.
                                   By: Chatterjee Fund Management, L.P.


                                   By: /s/ Peter Hurwitz
                                      ----------------------------------
                                   Name: Peter Hurwitz
                                      ----------------------------------
                                   Its: General Partner
                                      ----------------------------------

                                   WINSTON PARTNERS II LLC
                                   By: Chatterjee Advisors, LLC


                                   By: /s/ Peter Hurwitz
                                      ----------------------------------
                                   Name: Peter Hurwitz
                                      ----------------------------------
                                   Its: Manager
                                      ----------------------------------

                                   WINSTON PARTNERS II LDC


                                   By: /s/ Peter Hurwitz
                                      ----------------------------------
                                   Name: Peter Hurwitz
                                      ----------------------------------
                                   Its: Attorney-in-Fact
                                      ----------------------------------

                                   SCHEDULE A


                                                                                      Total Number of
                                                                                    Common Shares Subject
                                                                                    to Options or Warrants
                                        Total Number of       Total Number of           to Purchase
        Name and Address                 Common Shares        Preferred Shares          Common Shares
         of Stockholder                Beneficially Owned    Beneficially Owned       Beneficially Owned
         --------------                ------------------    ------------------       ------------------
Integral Capital Partners III, L.P.
2750 Sand Hill Road
Menlo Park, CA 94026
Attention:  Pamela K. Hagenah                 __                    81,550                  190,282

Integral Capital Partners
International III, L.P.
2750 Sand Hill Road
Menlo Park, CA 94026
Attention:  Pamela K. Hagenah                 __                    18,450                   43,050


Winston Partners L.P.
 c/o Chatterjee Fund
Management
888 Seventh Avenue
New York, NY 10106                            __                    23,333                   54,443


Winston Partners II LLC
 c/o Chatterjee Advisors LLC
888 Seventh Avenue
New York, NY 10106                            __                    15,555                   36,295

Winston Partners II LDC
 c/o Kaya Flamboyan 9
Curacao, Netherlands Antilles               50,000                  31,112                   72,594